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January 9, 2004

Southern Star Central Corp.
c/o AIG Highstar Capital, L.P.
175 Water Street, 26th Floor
New York, New York 10038
Attention:  Michael J. Walsh

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as special counsel to Southern Star Central Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4, as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of $180,000,000 aggregate principal amount of 8 1/2% Senior Secured Notes Due 2010 of the Company (the "Exchange Notes"), issued in exchange for an equal aggregate principal amount of the outstanding
8 1/2% Senior Secured Notes Due 2010 of the Company (the "Old Notes").

     The Exchange Notes are to be issued pursuant to an Indenture (the "Indenture"), dated as of August 8, 2003, between the Company and Deutsche Bank Trust Company Americas, as the trustee thereunder (the "Trustee"). Capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Indenture.

     In connection with this opinion, we have examined originals or copies of: the Registration Statement; the Registration Rights Agreement; the Indenture; the form of the Exchange Notes; resolutions duly adopted by the board of directors of the Company; and certified copies of the certificate of incorporation and by-laws of the Company, each as amended to date. In addition, we have examined such other corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for purposes of this opinion. The Indenture and the Exchange Notes are referred to herein collectively as the "Transaction Documents."

     We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.




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     For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws (other than state and local tax, antitrust, blue sky and securities laws, as to which we express no opinion) of the State of New York as applied by courts located in New York; and the Delaware General Corporation Law, as applied by the courts of Delaware; and we express no opinion as to the laws of any other jurisdiction.

     As used in this opinion, the "UCC" means the Uniform Commercial Code as adopted and in effect in the State of New York, or another relevant, specified jurisdiction, as the case may be; and the "New York UCC" and the "Delaware UCC" mean the UCC of the States of New York and Delaware, respectively.

     We note that the Transaction Documents contain provisions stating that each is to be governed by the laws of the State of New York (each such contractual choice of law clause being referred to as a "Chosen-Law Provision"). Except to the extent that such a Chosen-Law Provision is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court or a federal court sitting in New York and applying New York choice of law principles, no opinion is given herein as to any Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Transaction Documents.

     Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

     (a) We have assumed without any independent investigation that (i) the Trustee is, at all times relevant thereto, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and had and has the full organizational power, authority and legal right under its governing documents and applicable laws to execute, deliver and perform its obligations under the Transaction Documents to which it is party, (ii) the Trustee has duly authorized, executed and delivered each of the Transaction Documents to which it is party; (iii) each of the Transaction Documents to which the Trustee is party is a valid, binding and enforceable agreement of the Trustee; and (iv) the Indenture and the Old Notes are in full force and effect and enforceable against the Company.

     (b) The enforcement of any obligations of, or any security interest granted by, any of the Company or any other Person, whether under any of the Transaction Documents or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny




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          giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of, or any security interest granted by, any of the Company or any other Person, whether under any of the Transaction Documents or otherwise.

     (c) The enforcement of the rights of any Person may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity, including, without limitation, concepts of materiality and reasonableness (regardless of whether such enforceability is considered in a proceeding at law or in equity), whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought and, as to any rights to any applicable collateral security, will be subject to a duty to act in a commercially reasonable manner.

     (d) We express no opinion as to the creation, attachment, validity, enforceability, priority or perfection of any security interest.

     (e) We express no opinion as to the enforceability of any particular provision of any of the Transaction Documents relating to remedies after default.

     (f) We express no opinion as to the availability of any specific or equitable relief of any kind.

     (g) We express no opinion as to the enforceability of any particular provision of any of the Transaction Documents relating to or constituting (i) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102, 9-602, 9-603, or other applicable provisions of the New York UCC or the Delaware UCC, as the case may be, (ii) provisions in the Transaction Documents rendered ineffective or unenforceable by Sections 2A-303, 9-406, 9-407, or 9-408 of the applicable UCC, (iii) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (iv) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court




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          to be a "penalty" or a "forfeiture", or (v) so-called "usury savings"
          clauses.

     (h) We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor.

     (i) We note that, under the laws of the State of New York, the remedies available in the State of New York for the enforcement of the Transaction Documents could be affected by any failure of any party not organized in New York (i) to become authorized, under Article 13 of the New York Business Corporation Law, to do business in the New York or (ii) to become authorized, under Article 5 of the New York Banking Law, to transact business in New York as a foreign banking corporation. Further, no opinion is given herein as to any other similar laws or requirements in any other jurisdiction.

     (j) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

     Based upon the foregoing, and subject to the limitations and qualifications set forth above, we are of the opinion that the Exchange Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.




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     We consent to the filing of this opinion with the Securities and Exchange
Commission as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the related prospectus.

                                    Very truly yours,

                                    /s/ Bingham McCutchen LLP

                                    BINGHAM McCUTCHEN LLP